SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: October 2, 2006
(Date of earliest event reported)

PSI CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-20317		88-0270266
(Commission File No.)		(I.R.S. Employer Identification No.)

7222 Commerce Center Drive, Suite 240
Colorado Springs, CO 80919
(Address of principal executive offices; zip code)

(719) 359-5533
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Effective September 25, 2006, we entered into an employment agreement (the “Abbo Agreement”) with Joseph A. Abbo, our Chief Operating Officer. The description of the Abbo Agreement in Item 5.02 below is incorporated herein by reference. A copy of the Abbo Agreement is attached hereto as Exhibit 10.1.

Effective September 25, 2006, we entered into an employment agreement (the “Self Agreement”) with Adam C. Self, our Chief Information Officer. The description of the Self Agreement in Item 5.02 below is incorporated herein by reference. A copy of the Self Agreement is attached hereto as Exhibit 10.2

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
                   Appointment of Principal Officers.

Effective September 25, 2006, we appointed Joseph A. Abbo as our Chief Operating Officer and Adam C. Self as our Chief Information Officer. The biographical information of Messrs. Abbo and Self required by this Item is set forth below.

Name	Age	Biographical Information

Joseph A. Abbo	38
Mr. Abbo has served as our Chief Operating Officer since September 2006. From 2003 until he joined our company, he served as Vice President of Services and General Manager of Global ATM Aftermarket for NCR Corporation, a leading manufacturer of ATM machines based in Dayton, Ohio. From 2000 until 2003, Mr. Abbo served as Director of Operations and Product Management in the banking operations division of 7-Eleven, Inc., a Dallas, Texas-based operator of convenience stores containing over 4,500 ATM machines. Mr. Abbo has over 15 years of bank operations experience with a specific concentration in the ATM, kiosk and payments sector.

Adam C. Self	42
Mr. Self has served as our Chief Information Officer since September 2006. In 2003, he co-founded Web Automation & Integration Group, LLC, a company that designs, hosts and integrates web pages for the purpose of increasing sales productivity for businesses, where he served as its Chief Information Officer and Network Administrator until he joined our company. From 1999 until 2002, Mr. Self was employed by Electronic Data Systems (“EDS”). From 2002 to until 2006, he served as a Systems Architect/Web Developer at EDS and from 1999 until 2002, he served as a Lead Technician/Xerox Remote Desktop Support.

Effective as of September 25, 2006, we entered into an employment agreement (the “Abbo Agreement”) with Joseph A. Abbo, our Chief Operating Officer. The Abbo Agreement provides for the payment to Mr. Abbo of an annual base salary of $160,000, any portion of which we may elect to pay in shares of our common stock. The Abbo Agreement has a term of 24 months. The Abbo Agreement provides that Mr. Abbo may be terminated for “just cause,” as defined in the Abbo Agreement, upon 30 days notice unless the relevant termination event is cured within such period. In the event Mr. Abbo is terminated for any reason other than “just cause,” Mr. Abbo shall have the right to participate in all benefit programs of our company for the greater of one year or the remaining term of the agreement. In connection with the Abbo Agreement, Mr. Abbo has entered into confidentiality and non-compete agreements with our company.

Effective as of September 25, 2006, we entered into an employment agreement (the “Self Agreement”) with Adam C. Self, our Chief Information Officer. The Self Agreement provides for the payment to Mr. Self of an annual base salary of $100,000, any portion of which we may elect to pay in shares of our common stock. The Self Agreement has a term of 24 months. The Self Agreement provides that Mr. Self may be terminated for “just cause,” as defined in the Self Agreement, upon 30 days notice unless the relevant termination event is cured within such period. In the event Mr. Self is terminated for any reason other than “just cause,” Mr. Self shall have the right to participate in all benefit programs of our company for the greater of one year or the remaining term of the agreement. In connection with the Self Agreement, Mr. Self has entered into confidentiality and non-compete agreements with our company.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On October 2, 2006, we issued a press release announcing the change of our corporate name to PSI Corporation and the change of our ticker symbol on the Over-the-Counter-Bulletin-Board to PSCP, effective immediately. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the accompanying press release is being furnished pursuant to "Item 7.01. Regulation FD." The information contained in the accompanying press release shall not be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by reference to such filing. The information in the press release attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Act.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description
10.1	Employment Agreement, dated as of September 17, 2006, by and between PSI Corporation and Joseph Abbo.
10.2	Employment Agreement, dated as of August 2, 2006, by and between PSI Corporation and Adam Self.
99.1	Press Release dated October 2, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI Corporation

Date: October 10, 2006	By:	/s/ Ken Upcraft
Name: Ken Upcraft
Title : Chief Executive Officer